UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2016

Date of Report (Date of earliest event reported)

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	1-6916 (Commission File Number)	56-0556998 (IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC 28210

(Address of principal executive offices)

704-364-3120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on October 3, 2016 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2015, by and among Duke Energy Corporation, a Delaware corporation (“Duke Energy”), Forest Subsidiary, Inc., a North Carolina corporation and a wholly-owned subsidiary of Duke Energy (“Merger Sub”) and Piedmont Natural Gas Company, Inc. (“Piedmont”).  Pursuant to the Merger Agreement, on October 3, 2016, Merger Sub merged with and into Piedmont (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, with Piedmont continuing as the surviving corporation in the Merger.  As a result of the Merger, Piedmont became a wholly-owned subsidiary of Duke Energy.

Item 1.01              Entry into a Material Definitive Agreement.

As Piedmont has previously disclosed, Georgia Natural Gas Company (“GNGC”) exercised its option under the Second Amended and Restated Limited Liability Company Agreement of SouthStar Energy Services LLC (“SouthStar”) between Piedmont Energy Company, a wholly-owned subsidiary of Piedmont (“PEC”) and GNGC, dated as of September 1, 2013 (the “SouthStar LLC Agreement”), to purchase PEC’s entire 15% interest in SouthStar for Market Value (as defined in the SouthStar LLC Agreement), subject to the consummation of the transactions contemplated under the Merger Agreement.

On October 3, 2016, in connection with the consummation of the Merger, PEC and GNGC executed a Conveyance and Assignment Agreement (the “Conveyance and Assignment Agreement”) pursuant to which GNGC agreed to pay $160 million cash for PEC’s 15% interest in SouthStar (the “Purchase”). Among other things, the Conveyance and Assignment Agreement provides for non-solicitation of certain SouthStar employees by PEC, its parent company and their affiliates for a specified time following the Purchase, PEC’s release of its option under the LLC Agreement to purchase the C&I Customer retail business (as defined in the Conveyance and Assignment Agreement), a non-compete by PEC, its parent company and their affiliates in the Retail Territory (as defined in the Conveyance and Assignment Agreement) for a specified time following the Purchase and a mutual release of claims arising out of or relating to the SouthStar LLC Agreement.

Pursuant to the Conveyance and Assignment Agreement, PEC will be a Withdrawing Member (as defined by the SouthStar LLC Agreement).

The foregoing summary of the Conveyance and Assignment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Conveyance and Assignment agreement, which filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02              Termination of a Material Definitive Agreement.

The information set forth above Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On October 3 2016, pursuant to the Merger Agreement, Duke Energy, Merger Sub and Piedmont consummated the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock, no par value, of Piedmont (“Piedmont Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares that were held by Duke Energy, Merger Sub or their respective wholly-owned subsidiaries) was converted into the right to receive $60.00 cash per Share, without interest (subject to any applicable withholding tax).  Pursuant to the Merger Agreement, at the Effective Time, each outstanding retention stock unit award granted under Piedmont’s equity incentive plans (a “Piedmont RSU”) and each Piedmont RSU that would have resulted, pursuant to the terms of the applicable Piedmont RSU award agreement, from crediting to an award recipient’s account the amount of cash dividends accrued, but not yet credited as of the Effective Time, in respect of each Share of Piedmont Common Stock subject to such Piedmont RSU would have been converted into a vested right to receive cash in an amount equal to $60.00 cash per Share, without interest (subject to any applicable withholding tax).  As of immediately prior to the Effective Time, there were no outstanding Piedmont RSU’s.  Each outstanding performance share award that was granted under Piedmont’s equity incentive plans (a “Piedmont Performance Share Award”) prior to the date of the Merger Agreement was converted into a vested right to receive cash in an amount equal to the number of Shares of Piedmont Common Stock subject to such Piedmont Performance Share Award (based on target performance), multiplied by $60.00 cash per Share, without interest (subject to any applicable withholding tax), subject to proration consistent with Piedmont’s past practice with respect to applicable retired Piedmont employees.  Each outstanding Piedmont Performance Share Award that was granted after the date of the Merger Agreement ceased to represent an award that could be settled in Shares of Piedmont Common Stock, was assumed by Duke Energy and was converted into a Duke Energy restricted stock unit award (a “Duke Energy RSU Award”), with the number of Shares of Duke Energy common stock subject to such Duke Energy RSU Award being equal to the product (rounded down to the nearest whole number) of (i) 125% of the target number of Shares of Piedmont Common Stock subject to the Piedmont Performance Share Award immediately prior to the Effective Time, multiplied by (ii) a conversion ratio calculated by dividing the per Share Merger consideration of $60.00 by the average of the volume weighted averages of the trading prices of Duke Energy common stock on the New York Stock Exchange on each of the five consecutive trading days ending on (and inclusive of) the trading day that is two trading days prior to the closing date of the Merger.  The Duke Energy RSU Awards are subject to the same vesting schedule and payment terms and similar terms and conditions as applied to the Piedmont Performance Share Awards immediately prior to the Effective Time, except that the performance-based vesting conditions ceased to apply to the Duke Energy RSU Awards and vesting is subject to the holder of the Duke Energy RSU Award remaining continuously employed by Duke Energy or its affiliates through the date on which the performance period applicable to the Piedmont Performance Share Awards immediately prior to the Effective Time would have ended.  Duke Energy RSU Awards are subject to 100% accelerated vesting upon certain types of terminations of employment and prorated accelerated vesting upon retirement.

The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Piedmont with the United States Securities and Exchange Commission (the “SEC”) on October 26, 2015, and is incorporated by reference herein.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Piedmont notified the New York Stock Exchange (the “NYSE”) on October 3, 2016 that articles of merger have been filed with the Secretary of State of the State of North Carolina and that, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (excluding shares that are held by Duke Energy, Merger Sub or their respective wholly-owned subsidiaries) was converted into the right to receive $60.00 cash per Share, without interest (subject to any applicable withholding tax). As a result, it is expected that all Shares will be removed from trading on the NYSE following the close of trading on October 3, 2016.  On October 3, 2016, Piedmont requested that the NYSE file with the SEC a notification or removal from listing and registration on Form 25 to effect the delisting of the Shares from the NYSE.

Item 3.03              Material Modification to Rights of Security Holders.

Upon the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Piedmont (other than the right of holders of Shares issued and outstanding immediately prior to the Effective Time (excluding shares that are held by Duke Energy, Merger Sub or their respective wholly-owned subsidiaries) to receive $60.00 cash per Share, without interest).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01              Changes in Control of Registrant.

As a result of the completion of the Merger, a change of control of Piedmont occurred, and Piedmont became a wholly-owned subsidiary of Duke Energy.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03              Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of Piedmont were amended to be in the form of the articles of incorporation and bylaws of Merger Sub as of the Effective Time (except with respect to the name of Piedmont).  The text of the amendments to the articles of incorporation of Piedmont and the amended bylaws of Piedmont are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 7.01              Regulation FD Disclosure.

On October 3, 2016, Duke Energy and Piedmont issued a joint press release announcing the consummation of the Merger pursuant to the Merger Agreement.  A copy of the joint press release is furnished as Exhibit 99.1 hereto.

The foregoing information in this Item 7.01 (including Exhibit 99.1 hereto) is being furnished under “Item 7.01 Regulation FD Disclosure.”  Such information (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

3.1          Text of Amendments to Restated Articles of Incorporation of Piedmont

3.2          Bylaws of Piedmont

10.1                        Conveyance and Assignment Agreement, dated as of October 3, 2016, by and between   Piedmont Energy Company and Georgia Natural Gas Company

99.1        Joint Press Release, dated October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2016

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Lynn J. Good
Name: Lynn J. Good
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Text of Amendments to Restated Articles of Incorporation of Piedmont

3.2	Bylaws of Piedmont

10.1	Conveyance and Assignment Agreement, dated as of October 3, 2016, by and between Piedmont Energy Company and Georgia Natural Gas Company

99.1	Joint Press Release, dated October 3, 2016